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                                   EXHIBIT A
                                     TO THE
                      FUND ACCOUNTING SERVICING AGREEMENT
                       DATED OCTOBER 19, 2001, AS AMENDED

                  SEPARATE SERIES OF HOTCHKIS AND WILEY FUNDS

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
NAME OF SERIES                                            DATE ADDED
--------------                                            ----------
Hotchkis and Wiley Large Cap Value Fund                    10/19/01
Hotchkis and Wiley Mid-Cap Value Fund                      10/19/01
Hotchkis and Wiley Small Cap Value Fund                    10/19/01
Hotchkis and Wiley All Cap Value Fund                      12/31/02
Hotchkis and Wiley Core Value Fund                         08/28/04
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IN WITNESS WHEREOF, the parties hereto have caused this revised Exhibit A to be executed by a duly signed officer as of this 25th date of August 2004.

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
HOTCHKIS AND WILEY FUNDS                US BANCORP FUND SERVICES, LLC
/s/ NANCY D. CELICK                     /s/ SUSAN C. WEBER
Nancy D. Celick                         Susan C. Weber
President                               Vice President
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